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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 9, 2000
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                    (Report Date of Earliest Event Reported)



                           BioTransplant Incorporated
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             (Exact name of Registrant as Specified in its Charter)


            Delaware                   0-28324                  04-3119555
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(State or Other Jurisdiction         (Commission               (IRS Employer
       of Incorporation)             File Number)           Identification No.)



Building 75, Third Avenue, Charlestown Navy Yard, Charlestown, MA     02129
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(Address of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (617) 241-5200
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          (Former Name or Former Address if Changed Since Last Report)


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ITEM 5:  OTHER EVENTS

         The purpose for filing this report is to update the description of the securities of BioTransplant Incorporated. We anticipate incorporating this description by reference into filings that we make with the SEC from time to time, including our registration statements on Form S-3 or Form S-8. The following information constitutes the "Description of Securities" required by Regulation S-K Item 202.

                 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

         The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and preferred stock. For the complete terms of our common stock and preferred stock, please refer to our charter and bylaws. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus. If we indicate in a prospectus, the terms of any common stock or preferred stock we offer under that prospectus may differ from the terms we describe below.

         On February 15, 2000, our board of directors voted to recommend to our stockholders that our charter be amended to increase the authorized number of shares of common stock, $0.01 par value per share, from 25,000,000 shares to 50,000,000 shares. Our stockholders adopted this proposal at their annual meeting held on June 7, 2000 and we amended our charter on that date. On July 31, 2000, we had 11,686,627 shares of common stock issued and outstanding. Our charter also authorizes us to issue up to 2,000,000 shares of undesignated preferred stock, $0.01 par value per share, none of which is issued and outstanding.

COMMON STOCK

         VOTING. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which there currently is none, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

         DIVIDENDS. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

         LIQUIDATION AND DISSOLUTION. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.


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         OTHER RIGHTS AND RESTRICTIONS. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

         LISTING. Our common stock is listed on the Nasdaq National Market under the symbol "BTRN."

         TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for our common stock is the American Stock Transfer and Trust Company.

PREFERRED STOCK

         GENERAL. Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series.

         VOTING RIGHTS. The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

         OTHER. The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

         We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

         The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common


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stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

WARRANTS

         As of July 31, 2000, we had outstanding warrants to purchase an aggregate of 522,347 shares of our common stock, at exercise prices ranging from $0.04 per share to $49.80 per share. None of these warrants confer upon their holders and rights as stockholders.

DELAWARE LAW AND CHARTER AND BY-LAW PROVISIONS

         BUSINESS COMBINATIONS. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

         LIMITATION OF LIABILITY; INDEMNIFICATION. Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         STOCKHOLDER ACTION; SPECIAL MEETING OF STOCKHOLDERS. Our bylaws provide that action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting. In order for a matter to be properly brought before a meeting, a stockholder holding less than 5% of our then outstanding shares of capital stock must comply with specified advance notice requirements. Our bylaws also provide that special meetings of stockholders may only be called by the chairman of our board of directors, the chief executive officer or, if none, our president, or by our board of directors or holders of at least 20% of the then outstanding shares of our capital stock. Our stockholders may take action by written consent without prior notice.


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         ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR
NOMINATIONS. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. The bylaws also include a similar requirement for making nominations for directors. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




August 9, 2000                        BIOTRANSPLANT INCORPORATED



                                      /s/ Richard V. Capasso
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                                      Richard V. Capasso
                                      Vice President of Finance & Treasurer



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